Exhibit 10.50

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of March 26, 2014 (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”) is executed by (i) Sotherly Hotels LP (“Borrower”) and (ii) MHI GP LLC (“GP” and together with Borrower, each a “Pledgor” and together the “Pledgors”), to and for the benefit of Richmond Hill Capital Partners, LP, as agent for the Lenders (as defined hereinafter) (“Agent”).

RECITALS:

WHEREAS, GP is a wholly-owned subsidiary of Borrower;

WHEREAS, Borrower is a party to that certain Note Agreement dated as of March 26, 2014 (as further amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”), pursuant to which Richmond Hill Capital Partners LP and Essex Equity Joint Investment Vehicle, LLC (each a “Lender” and collectively “Lenders”) have provided a commitment to lend $19,000,000 to the Borrower;

WHEREAS, Pledgors will receive substantial direct and indirect benefits from the commitment to make the Loan (as defined in the Note Agreement) and the granting of the other financial accommodations to Borrower under the Note Agreement;

WHEREAS, pursuant to the Note Agreement, Pledgors are required to execute and deliver this Pledge Agreement in order to secure the obligations and performance of Borrower under the Note Agreement and of Parent under the Guaranty;

NOW, THEREFORE, for and in consideration of the foregoing premises, which are hereby incorporated herein as true, and the mutual promises and agreements contained herein, Pledgors and Agent hereby agree as follows:

AGREEMENTS:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Agreement. Other capitalized terms used herein shall have the following meanings:

“Charter Documents” shall mean (i) with respect to any Issuer which is a partnership, the partnership agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time; (ii) with respect to any Issuer which is a limited liability company, the limited liability company agreement, operating agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time and (iii) with respect to any Issuer which is a corporation, the certificate or articles of incorporation, bylaws, stockholders agreement and other organizational documents of such Issuer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Issuer” shall mean any Person listed on Schedule I that has issued any Pledged Equity Interests.

“Obligations” shall mean any and all obligations and liabilities owed to the Agent and the Lenders under the Note Agreement and the Collateral Documents, including all principal, interest, fees and expense reimbursement obligations owed on the Loan.

“Proceeds” shall mean “proceeds”, as such term is defined in the UCC and, in any event, shall include, but not be limited to, (i) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the “Pledged Collateral” (as hereinafter defined) by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (ii) any and all amounts paid or payable to any Pledgor for or in connection with any sale or other disposition of such Pledgor’s interests in Issuer and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

2. Grant of Security Interest. As security for the prompt and complete payment and performance when due of the Obligations of Borrower, each Pledgor hereby irrevocably grants a security interest in and pledges to the Agent, for itself and for the benefit of the Lenders, all of the following (all of which being herein collectively called the “Pledged Collateral”):

(a) all of such Pledgor’s right, title and interest in and to the equity interests of each Issuer set forth opposite such Pledgor’s name on Schedule I (the “Pledged Equity Interests”), including without limitation, all of such Pledgor’s right to receive dividends or distributions at any time or from time to time received, receivable or otherwise distributed, of cash and other property, real, personal or mixed, from the Issuer of such Pledged Equity Interests, upon complete or partial liquidation or otherwise;

(b) subject to Section 5, all of such Pledgor’s right, title and interest, if any, to participate in the management of each Issuer of Pledged Equity Interests owned by such Pledgor and the voting thereof;

(c) all of such Pledgor’s right, title and interest in and to:

(i) all rights, privileges, authority and power of such Pledgor as owner and holder of the items specified in (a) and (b) above, including but not limited to, all rights in, under or arising from or pursuant to the Charter Documents of each Issuer and all contract rights related thereto;

(ii) all options and other agreements for the purchase or acquisition of any interests in each Issuer;

(iii) all documents or certificates representing or evidencing such Pledgor’s rights and interests in each Issuer; and

(iv) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

3. Representations and Warranties. Each Pledgor hereby represents and warrants that:

(a) Such Pledgor is the sole owner of its Pledged Collateral, free and clear of any and all liens and claims whatsoever except for the security interest granted to Agent pursuant to this Pledge Agreement.

(b) Such Pledgor’s interests in each Issuer of its Pledged Equity Interests are set forth on Schedule I.

(c) Such Pledgor has all power, statutory and otherwise, to execute and deliver this Pledge Agreement, to perform such Pledgor’s obligations hereunder and to subject the Pledged Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action. Such Pledgor had and has the power and legal capacity to execute and carry out the provisions of all Charter Documents to which it is a party. Such Pledgor has substantially performed all of its obligations to date under such Charter Documents, and has not received notice of the failure of any other party thereto to perform its obligations thereunder.

(d) With respect to the Charter Documents of each Issuer: (i) no amendments or supplements have been made thereto since a copy thereof was delivered to Agent, (ii) such Charter Documents remain in full force and effect and (iii) no party to such Charter Documents is presently in default thereunder.

(e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for such Pledgor’s granting of a security interest in such Pledgor’s Pledged Collateral pursuant to this Pledge Agreement for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(f) None of the Pledged Equity Interests which are limited liability company interests or partnership interests are “securities” governed by Article 8 of the UCC.

(g) Each Pledgor is Solvent.

4. Covenants. Each Pledgor hereby covenants and agrees that from and after the date of this Pledge Agreement and until the Obligations are fully satisfied:

(a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of Agent, and at the sole expense of Pledgors, each Pledgor will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Agent may reasonably deem desirable to obtain the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, the authorization and filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the security interest granted hereby and, if otherwise required hereunder, transferring the Pledged Collateral to the possession of Agent (if a security interest in such Pledged Collateral can be perfected by possession) or, following the occurrence of an Event of Default, causing the Issuer to agree (in writing) that it will only comply with instructions originated by Agent without further consent by any Pledgor. Such Pledgor also hereby authorizes Agent to file any such financing or continuation statement without the signature of such Pledgor to the extent otherwise permitted by applicable law. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note or other instrument (other than an instrument which constitutes chattel paper under the UCC), such note or instrument shall be immediately pledged hereunder and a security interest therein hereby granted to Agent and shall be duly endorsed without recourse or warranty in a manner satisfactory to Agent and delivered to Agent.

(b) Continuous Perfection. Such Pledgor shall not, without ten (10) Business Days’ prior written notice to Agent, change its name, change its state of incorporation, formation or organization, change its organizational identification number or reorganize in another jurisdiction and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Agent to amend such financing statement or continuation statement so that it is not seriously misleading. Such Pledgor shall not authorize any financing statement naming Pledgor as debtor covering all or any portion of the Pledged Collateral, except financing statements naming Agent as secured party.

(c) Transfer of Assets. Except as otherwise permitted under the Note Agreement or this Pledge Agreement, such Pledgor will not directly or indirectly sell, pledge, mortgage, assign, transfer, or otherwise dispose of or create or suffer to be created any lien, security interest, charging order, or encumbrance on any of the Pledged Collateral or the assets of the Issuer thereof.

(d) Priority of Liens. Such Pledgor will defend the right, title and interest hereunder of Agent, as a first priority security interest in the Pledged Collateral, against the claims and demands of all persons whomsoever.

(e) Performance of Obligations. Such Pledgor will perform all of such Pledgor’s obligations under any Charter Documents governing its Pledged Equity Interests prior to the time that any interest or penalty would attach against such Pledgor or any of the Pledged Collateral as a result of such Pledgor’s failure to perform any of such obligations, and such Pledgor will do all things necessary to maintain such Issuer as a limited liability company, corporation or partnership, as applicable, under the laws of the jurisdiction of its organization and to maintain such Pledgor’s interest as a member in such Issuer in full force and effect without diminution.

(f) Charter Documents. Such Pledgor shall not (i) suffer or permit any amendment or modification of any Charter Documents of the Issuer of its Pledged Equity Interests in any manner materially adverse to Agent or the Lenders or (ii) waive, release, or compromise any rights or claims such Pledgor may have against any other party which arise under such Charter Documents in any manner materially adverse to Agent or the Lenders. Such Pledgor shall not vote under any Charter Documents to cause the Issuer thereunder to dissolve, liquidate, merge or consolidate with any other entity or take any other action under any such Charter Documents that would materially adversely affect the security interest granted to Agent hereunder, including, without limitation, the value or priority thereof; except that, so long as no Default has occurred or is continuing or would result therefrom, Borrower may merge with any Person, provided that Borrower shall be the continuing or surviving Person. Such Pledgor shall not permit, suffer or otherwise consent to the issuance of any new or additional equity interests or options or other agreements granting any right to receive equity interests in the Issuer of its Pledged Equity Interests.

(g) Securities. Such Pledgor shall, or shall permit Agent to, promptly take all action necessary or appropriate to cause Agent to have sole and exclusive “control” over the Pledged Collateral, as such term is defined in Article 9 of the UCC. At all times such Pledgor shall take, or shall permit Agent to take, all action necessary or appropriate to create, perfect and maintain a first priority perfected security interest in the Pledged Collateral in favor of Agent. Without limiting the foregoing, such Pledgor shall deliver any and all certificates that evidence the Pledged Collateral together with assignments separate from certificate executed in blank relating thereto.

5. Pledgors’ Powers.

(a) So long as an “Event of Default” (as defined in the Note Agreement) shall not then exist, each Pledgor shall be the sole party entitled (1) to exercise for any purpose any and all (i) voting rights and (ii) powers, and (2) to receive any and all dividends or distributions, in each case arising from or relating to the Pledged Collateral owned by such Pledgor (whereupon such dividends or distributions shall be released from the security interest created hereby); provided, however, that no Pledgor shall exercise such rights or powers, or consent to any action of Issuer that would be in contravention of the provisions of, or constitute an Event of Default under, this Pledge Agreement or the Note Agreement.

(b) Upon the occurrence of an Event of Default, unless Agent designates in writing to Borrower to the contrary, all rights of Pledgors provided in Section 5(a) hereof shall cease, and all voting rights and powers and rights to distributions included in the Pledged Collateral or otherwise described in such Section 5(a) shall thereupon become vested in Agent, and Agent shall thereafter have the sole and exclusive right and authority to exercise such voting rights and powers. Each Pledgor shall execute such documents and instruments, including but not limited to, statements that such Pledgor no longer has the right to act as a member or otherwise relating to such change as Agent may request. Each Pledgor agrees that any Issuer may rely conclusively upon any notice from Agent that Agent has the right and authority to exercise all rights and powers of such Pledgor as a holder of the equity interests of such Issuer under such Issuer’s Charter Documents. Each Pledgor irrevocably waives any claim or cause of action against any Issuer who deals directly with Agent following receipt of such notice from Agent.

6. Agent’s Appointment as Attorney-in-Fact.

(a) Each Pledgor hereby irrevocably constitutes and appoints Agent and each officer or agent of Agent with full power of substitution, as such Pledgor’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such

Pledgor and in the name of such Pledger or in such attorney-in-fact’s own name, from time to time in the discretion of each such attorney-in-fact, following the occurrence of an Event of Default, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement and, without limiting the generality of the foregoing, hereby gives each such attorney-in-fact the power and right, from and after an Event of Default, on behalf of such Pledger, without notice to or assent by such Pledgor, to do the following:

(i) to collect and otherwise take possession of and title to any and all distributions of cash or other property due or distributable at any time after the date hereof to such Pledgor as a partner from any Issuer, whether in complete or partial liquidation or otherwise, and to prosecute or defend any action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose hereof;

(ii) to ask, demand, collect, receive and give acceptances and receipts for any and all moneys due and to become due under any Pledged Collateral and, in the name of such Pledgor or such attorney-in-fact’s own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Pledged Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by such attorney-in-fact for the purpose of collecting any and all such moneys due under any Pledged Collateral whenever payable;

(iii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral, to effect any repairs or any insurance called for with respect to any of the Pledged Collateral by the terms of this Pledge Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iv) (A) to direct any party liable for any payment under any of the Pledged Collateral to make payment of any and all moneys due and to become due thereunder directly to Agent or as such attorney-in-fact shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Pledged Collateral or any portion thereof and to enforce any other right in respect of any Pledged Collateral; (D) to defend any suit, action or proceeding brought against such Pledgor with respect to any Pledged Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as such attorney-in-fact may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though such attorney-in fact were the absolute owner thereof for all purposes, and to do, at the option of such attorney-in-fact at Pledgors’ expense, at any time, or from time to time, all acts and things which such attorney-in-fact reasonably deems necessary to protect, preserve or realize upon the Pledged Collateral and the security interest of Agent therein, in order to effect the intent of this Pledge Agreement, all as fully and effectively as such Pledgor might do.

Each Pledgor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) The powers conferred on each attorney-in-fact hereunder are solely to protect the interest in the Pledged Collateral of Agent and shall not impose any duty upon any such attorney-in-fact to exercise any such powers. Each such attorney-in-fact shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, managers, employees or agents shall be responsible to any Pledgor for any act or failure to act unless such action or failure to act constitutes gross negligence.

(c) Each Pledgor also authorizes Agent and each officer or agent of Agent at any time and from time to time, upon the occurrence of any Event of Default, to execute, in connection with the sale provided for in Section 9 of this Pledge Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of the Pledged Collateral.

7. Distributions. In the event any Pledgor receives any distributions in respect of the Pledged Collateral that are made in violation of the Note Agreement, such Pledgor will hold the same in trust for Agent and promptly transfer the property that was so distributed in the form that it was received.

8. Performance by Agent of Pledgor’s Obligations. If any Pledgor fails to perform or comply with any of such Pledgor’s agreements contained herein, and Agent as provided for by the terms of this Pledge Agreement shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of Agent incurred in connection with such performance or compliance, together with interest thereon at the rate following a default specified in the Note Agreement in effect from time to time shall be payable by such Pledger to Agent on demand and shall constitute Obligations secured hereby

9. Remedies, Rights Upon Default.

(a) Upon the occurrence of any Event of Default, Agent or Agent’s designee may, at Agent’s option, elect to become the substituted partner in any Issuer with respect to the Pledged Collateral and Pledgors shall execute or cause to be executed all documents necessary to evidence Agent so becoming substituted partner. If any Event of Default shall occur, Agent or Agent’s designee may exercise in addition to all other rights and remedies granted to them in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Pledgor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. Each Pledgor expressly acknowledges that private sales may be less favorable to a seller than public sales but that private sales shall nevertheless be deemed commercially reasonable and otherwise permitted hereunder. In view of the fact that federal and state securities laws and/or other applicable laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected, each Pledgor agrees that upon the occurrence of an Event of Default, Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement, restricting the prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Agent may solicit offers to buy the Pledged Collateral, or any part thereof, for cash, from a limited number of investors deemed by Agent in its judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral, and if Agent solicits such offers, then the acceptance by Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of the Pledged Collateral.

Agent or Agent’s designee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption, which equity of redemption each Pledgor hereby releases. Each Pledgor further agrees, at the request of Agent, to assemble the Pledged Collateral and make it available to Agent at places which Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 10(d) of this Pledge Agreement. Only after so paying over such net proceeds and after the payment by Agent of any other amount required by any provision of law, including Section 9-608(a)(1)(C) of the UCC, need Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages, and demands against Agent arising out of the repossession, retention or sale of the Pledged Collateral except in each case such as arise out of the gross negligence or willful misconduct of Agent. Any notification of intended disposition of any of the Pledged Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Agent and the applicable Pledgor, (ii) describe the Pledged Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the applicable Pledgor is entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Pledged Collateral and has no obligation to provide any warranties at such time.

(b) Each Pledgor also agrees to pay all costs of Agent, including reasonable attorneys’ fees and expenses, incurred with respect to the enforcement of any of Agent’s rights hereunder.

(c) Each Pledgor hereby waives presentment, demand, or protest (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement or any Pledged Collateral. Except for notices provided for herein, each Pledgor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Pledge Agreement.

(d) The proceeds of any sale, disposition or other realization upon all or any part of the Pledged Collateral shall be distributed by Agent in the following order of priorities:

first, to Agent in an amount sufficient to pay in full the expenses of Agent in connection with Agent exercising its rights and remedies under the Note Agreement and the Collateral Documents, including but not limited to any sale, disposition or other realization, including all expenses, liabilities and advances incurred or made by Agent in connection therewith, including reasonable attorneys’ fees and expenses;

second, to Agent to the payment of the Obligations in accordance with Paragraph 5(e) of the Note Agreement; and

finally, upon payment in full of all of the Obligations, to the Pledgor of such Pledged Collateral, or its representative or as a court of competent jurisdiction or as such Pledgor may direct.

Each Pledgor agrees to indemnify and hold harmless Agent and each Lender, their directors, managers, officers, employees, agents and parent, and subsidiary corporations, and each of them, from and against any and all liabilities, obligations, claims, damages, or expenses incurred by any of them arising out of or by reason of entering into this Pledge Agreement or the consummation of the transactions contemplated by this Pledge Agreement, except claims, losses or liabilities resulting from Agent’s gross negligence, willful misconduct or unlawful acts, and to pay or reimburse Agent for the fees and disbursements of counsel incurred in connection with any investigation, litigation or other proceedings (whether or not Agent is a party thereto) arising out of or by reason of any of the aforesaid. Agent will promptly give Borrower written notice of the assertion of any claim which it believes is subject to the indemnity set forth in this Section 9 and will upon the request of Borrower promptly furnish Borrower with all material in its possession relating to such claim or the defense thereof to the extent that Agent may do so without breach of duty to others. Any amounts properly due under this Section 9 shall be payable to Agent immediately upon demand.

10. Limitation on Agent’s Duty in Respect of the Pledged Collateral. Except as expressly provided in the UCC, Agent shall have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or as to any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11. Notices. All notices and other communications shall be in writing and hand delivered with written receipt, telecopied, sent by facsimile, sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as specified under Paragraph 20 of the Note Agreement. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered.

12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13. No Waiver; Cumulative Remedies. Agent shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder. No waiver hereunder shall be valid except to the extent therein set forth. A waiver of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Except to the extent that Agent has specifically and expressly waived such remedies in this Pledge Agreement or otherwise, the rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. Agent may resort to and realize on the Pledged Collateral simultaneously with any acts or proceedings initiated by Agent in its sole and conclusive discretion to resort to or realize upon any other sources of repayment of the Obligations, including, but not limited to, collateral granted by other security agreements and the personal liability of any Pledgor and any person or corporation which has guaranteed repayment of the Obligations. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by each Pledgor and Agent.

14. Successors and Assigns. This Pledge Agreement and all obligations of Pledgors hereunder shall be binding upon the successors and assigns of each Pledgor, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent and its respective successors and assigns. Neither this Pledge Agreement nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

15. Termination. This Pledge Agreement, and the assignments, pledges and security interests created or granted hereby, shall automatically terminate when the Obligations shall have been fully paid and satisfied, at which time Agent shall release and reassign (without recourse upon, or any warranty whatsoever by, Agent, other than the representation that all of the Pledged Collateral being delivered to Pledgors by Agent is free and clear of any Lien created by Agent), and deliver to Pledgors all Pledged Collateral and related documents then in the custody or possession of Agent, including termination statements under the UCC, all without recourse upon, or warranty whatsoever, by Agent and at the cost and expense of Pledgors.

16. Injunctive Relief. Each Pledgor recognizes that in the event any Pledgor fails to perform, observe or discharge any of such Pledgor’s obligations hereunder, no remedy of law will provide adequate relief to Agent, and agrees that Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

17. Waiver of Subrogation. No Pledgor shall have any rights of subrogation as to any of the Pledged Collateral until full and complete performance and payment of the Obligations.

18. Governing Law. THIS PLEDGE AGREEMENT SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, AND SHALL BE BINDING UPON EACH PLEDGOR AND EACH PLEDGOR’S HEIRS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (AND EACH OF THEM, IF MORE THAN ONE). Wherever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Pledge Agreement.

19. Counterparts; Facsimile Signatures. This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Pledge Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof.

20. Forum; Waiver of Trial By Jury. Each Pledgor hereby (i) irrevocably agrees that any suit or proceeding arising in respect of this Pledge Agreement, or any of the matters contemplated hereby or thereby will be tried exclusively in the U.S. District Court for the Southern District of New York as or, if such court does not have subject matter jurisdiction, in any state court located in the City of New York, New York, and agrees to submit to the exclusive jurisdiction of, and venue in, such court and (ii) waives any objection based on forum non-conveniens. IN ADDITION, EACH PLEDGOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS PLEDGE AGREEMENT, THE ADVANCES, ANY ALLEGED TORTIOUS CONDUCT BY ANY PLEDGOR OR AGENT OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY PLEDGOR AND AGENT.

THIS PLEDGE AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement or has caused the same to be executed by such Pledgor’s duly authorized representative(s) as of the date first above written.

SOTHERLY HOTELS LP

By:	Sotherly Hotels Inc.,
its General Partner

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

MHI GP LLC

By:	Sotherly Hotels LP,
its Sole Member

By:	Sotherly Hotels Inc.,
its General Partner

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

Pledge Agreement

ACKNOWLEDGEMENT

The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Pledge Agreement, (b) waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral (as defined therein) in the name of Richmond Hill Partners, LP as Agent (“Agent”) or its nominee or the exercise of voting rights by Agent, and (c) agrees promptly to note on its books and records the transfer of the security interest in the membership interests or stock, as applicable, of the undersigned as provided in such Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN PLEDGE AGREEMENT DATED AS OF MARCH 26, 2014 (AS FROM TIME TO TIME AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), EACH PLEDGOR HAS UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH PLEDGE AGREEMENT EMPOWERED RICHMOND HILL PARTNERS LP TO VOTE THE PARTNERSHIP INTERESTS AND EXERCISE ANY OTHER RIGHTS WITH RESPECT TO THE PARTNERSHIP INTERESTS OWNED BY PLEDGOR PURSUANT TO SUCH PLEDGE AGREEMENT WITHOUT FURTHER CONSENT BY PLEDGOR.

Dated: March 26, 2014	PHILADELPHIA HOTEL ASSOCIATES LP

	By:	MHI GP LLC,
its General Partner

	By:	Sotherly Hotels LP
its Sole Member

	By:	Sotherly Hotels Inc.
its General Partner

	By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	Chief Operating Officer

Acknowledgement re.Pledge Agreement

SCHEDULE I

PLEDGED EQUITY INTERESTS

Pledgor	Issuer (Jurisdiction of Organization)	Type of Equity Interest Pledged	% of the Equity Interest in Issuer	Certificate No.
Sotherly Hotels LP	Philadelphia Hotel Associates LP (Pennsylvania)	Limited Partnership Interest	99.00%	N/A

MHI GP LLC	Philadelphia Hotel Associates LP (Pennsylvania)	Limited Partnership Interest	1.00%	N/A